SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): March 11, 2003


                                     Interferon Sciences, Inc.
                                     ------------------------------------------
                          (Exact name of registrant as specified in its charter)


  Delaware              0-10379                                22-2313648
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(State or other    (Commission                                 (I.R.S. Employer
 jurisdiction of    File Number)                             Identification No.)
 incorporation)



783 Jersey Avenue, New Brunswick, New Jersey      08901
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(Address of principal executive offices)         (Zip Code)



Registrant's telephone number, including area code:  (732) 249-3250




                                   N/A
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                   (Former name or former address, if changed since last report)









                  ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On March 11, 2003, Interferon Sciences, Inc. ("ISI") executed two agreements with Hemispherx Biopharma, Inc. ("HEB") to sell certain assets of ISI (the two asset sale transactions are hereinafter jointly referred to as the "Asset Sale Transactions" and individually referred to as the "First Asset Sale" and the "Second Asset Sale") and consummated the First Asset Sale. In the first agreement with HEB (the "First Asset Sale Agreement"), ISI sold all of its inventory related to ALFERON N Injection(R), a natural alpha interferon product approved for the treatment of certain types of genital warts (the "Product"), and granted a limited license for the production, manufacture, use, marketing and sale of the Product in the United States.

For these assets, ISI: (i) received 424,528 shares of HEB common stock (the "Common Stock") (these shares, along with other shares described below as having a guaranteed value, are sometimes referred to as the "Guaranteed Shares") which had a Market Value (as defined in the First Asset Sale Agreement) of $675,000 and a guaranteed value of $675,000; (ii) received an additional 62,500 shares of Common Stock without a guaranteed value; and (iii) will receive a royalty equal to 6 % of the net sales of the Product.

ISI will receive a service fee for providing certain transitional services. In addition, HEB will assume ISI payables and certain other obligations related to the Product. This Agreement obligates HEB to register the Common Stock issued to ISI, sets periodic limits on the number of shares ISI may sell and requires HEB to pay ISI an amount equal to the product received by multiplying (i) the number of Guaranteed Shares remaining unsold on March 11, 2005 and (ii) $ 1.59.

In the second agreement with ISI (the "Second Asset Sale Agreement"), ISI has agreed to sell, subject to certain approvals, to HEB all of its rights to the Product and other assets related to the Product including, but not limited to, real estate and machinery. For these assets, ISI will: (i) receive 424,528 shares of HEB Common Stock which has a Market Value (as defined in the Second Asset Purchase Agreement) of $675,000 and a guaranteed value of $675,000; (ii) receive an additional 62,500 shares of HEBCommon Stock without a guaranteed value; and (iii) receive a royalty equal to 6 % of the net sales of any products containing natural alpha interferon sold by HEB (or a Marketing Partner, as defined in the Second Asset Sale Agreement).

In addition, HEB will be required to satisfy three obligations of ISI which aggregate approximately $ 1,500,000. HEB will be obligated to pay certain ongoing expenses related to ISI's operations prior to the closing of the Second Asset Sale Agreement.

The Second Asset Purchase Agreement obligates HEB to register the Common Stock to be issued, sets periodic limits on the number of these shares that may be sold and requires HEB to pay ISI an amount equal to the product received by multiplying (i) the number of Guaranteed Shares remaining unsold on the date which is two years after the closing date of the Second Asset Sale Agreement and
(ii) $ 1.59.

The purchase price for the assets was determined by negotiation between HEB and ISI.

Prior to the Asset Sale Transactions, neither ISI nor any of its affiliates, directors or officers, nor any associate of any such director or officer, had any relationship with HEB. The foregoing descriptions of the Asset Sale Transactions, the First Asset Sale Agreement and the Second Asset Sale Agreement are qualified in their entirety by reference to the full text of the First Asset Sale Agreement, the Second Asset Sale Agreement, which are filed as Exhibits 2.1 and 2.2 to this Report and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits. The following exhibits are filed herewith: 2.1 First Asset Sale Agreement dated March 11, 2003, by and between ISI and HEB. 2.2 Second Asset Sale Agreement dated March 11, 2003, by and between ISI and HEB Company and ISI.






                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Interferon Sciences, Inc.

Date:  March 18, 2003               By:  /s/ Lawrence M. Gordon
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                                             Lawrence M. Gordon
                                             Chief Executive Officer